UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ____________________________

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☐	Definitive Proxy Statement

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☒	Soliciting Material under § 240.14a-12
Recursion Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)

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Beginning on September 19, 2024, Recursion Pharmaceuticals, Inc. (“Recursion” or the “Company”) made available on social media platforms a link to a third party article published in Nature Reviews Drug Discovery (the “Nature Reviews Article”), which includes an interview with Najat Khan, Chief R&D Officer and Chief Commercial Officer of Recursion. Portions of the Nature Reviews Article related to the proposed transaction between Recursion and Exscientia plc (“Exscientia”) are excerpted below.

Nature Reviews Article
Creating an AI-first drug discovery engine
By Asher Mullard
September 13, 2024

When Recursion launched in 2013, the fledgling biotech’s goal was to turn machine vision loose on images of cells, at scale, to better understand the biology of disease. Exscientia, founded the year before, set out by contrast to code algorithms that would enable medicinal chemists to better explore chemical space. Over the past decade, both firms have leaned into expectations that these and related computational approaches will make drug discovery better, faster and cheaper. The two companies now want to become one, betting that an AI-first, ‘full-stack’ small-molecule discovery engine can deliver the drug discovery goods.

[…]

Najat Khan, Chief R&D Officer and Chief Commercial Officer at Recursion, sees an opportunity. Khan — a chemist by training, and then a consultant with Boston Consulting Group — spent the past 6 years at Johnson & Johnson overseeing the pharmaceutical behemoth’s data science efforts and its R&D strategy and portfolio organization. She joined Recursion in July, just weeks before the proposed deal was announced. And with ten candidates in the firm’s pipeline in or about to enter the clinic, if the merger goes through, Khan looks forward to building out Recursion’s drug development infrastructure to make it an end-to-end AI-first enterprise.

[…]

Why did you choose to move from J&J to Recursion?

[…]

Through the proposed acquisition of Exscientia, Recursion expects to expand on its nascent chemistry capabilities, becoming a true end-to-end drug discovery company. And it isn’t end to end just for the sake of it, but rather it is diving into areas that are real challenges in drug discovery today.

[…]

When did you learn that the Exscientia deal was on the table, and why did it appeal?

The teams worked really hard to get the deal done in the month or so before it was announced. And I think it’s a complementary match for both companies. We have to prioritize and focus on the areas that offer the biggest opportunity to change our probability of success. Recursion’s origins were in decoding biology — really understanding it at a much more granular and interconnected level, and creating digital maps of biology. Recursion has been looking for first-in-class molecules. Exscientia was really more focused on chemistry and best-in-class molecules. This potential combination gives us the convergence of these two approaches, which is excellence in biology and excellence in chemistry, to get to both first-in-class and best-in-class programmes.

Lead optimization, especially, is one of the biggest challenges in small-molecule design, and of course predicting toxicity and so forth takes a lot of work. So having precision chemistry, leveraging active learning, and using automated approaches to do this at scale, that's what Exscientia potentially brings to the table.

On top of that, there are the partnerships. Exscientia and Recursion have four of the lighthouse ‘techbio–biotech’ partnerships in this space: Sanofi, Roche/Genentech, Merck & Co. and Bayer. And when you look at the totality of the potential pipeline, we have about ten programmes in this external pipeline, across oncology, immunology and neuroscience. That gives us diversity. We are getting more shots on goal, and we are also learning from some of the best partners in the world.

And a last point, I would say, is really around the talent. It is really hard to find talent in this space. You want to work with folks that are bilingual in terms of their expertise in chemistry, biology, drug development and machine learning. And you have the best of those worlds at these companies.

[…]

Additional Information and Where to Find It.

This communication relates to the proposed transaction by and between Recursion and Exscientia plc. Recursion and Exscientia have filed a preliminary joint proxy statement filed with the SEC on September 17, 2024 related to the proposed transaction, and will deliver the joint proxy statement, when definitive, to Recursion’s stockholders and Exscientia’s shareholders.. The preliminary joint proxy statement provides, and the definitive join proxy statement (when it becomes available) will provide, full details of the proposed transaction and the attendant benefits and risks, including the terms and conditions of the Scheme of Arrangement and the other information required to be provided to Exscientia’s shareholders under the applicable provisions of the United Kingdom Companies Act 2006. This communication is not a substitute for the preliminary joint proxy statement, the definitive joint proxy statement (when it becomes available) or any other document that Recursion or Exscientia may file with the U.S. Securities and Exchange Commission (the “SEC”) or send to their respective security holders in connection with the proposed transaction. Security holders are urged to read the preliminary joint proxy statement, the definitive joint proxy statement (when it becomes available) and all other relevant documents filed with the SEC or sent to Recursion’s stockholders or Exscientia’s shareholders as they become available because they will contain important information about the proposed transaction. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Recursion’s Investor Relations department at investor@recursion.com; or by contacting Exscientia’s Investor Relations department at investors@exscientia.ai. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF EXSCIENTIA, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UNITED KINGDOM COMPANIES ACT 2006), THE DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE), AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Participants in the Solicitation.

The Company, Exscientia and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction.
Information about Recursion’s directors and executive officers is available in Recursion’s proxy statement dated April 23, 2024 for its 2024 Annual Meeting of Stockholders. Information about Exscientia’s directors and executive officers is available in Exscientia’s Annual Report on Form 20-F dated March 21, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement and will be contained in the definitive joint proxy statement (when it becomes available). Investors are urged to read the preliminary joint proxy statement and the definitive join proxy statement (when it becomes available), and any other relevant materials to be filed with the SEC regarding the proposed transaction when they become available, carefully before making any voting or investment decisions.

No Offer or Solicitation.

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Company securities issued in the proposed transaction are anticipated to be issued in reliance upon an available exemption from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Forward Looking Statements.

Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed combination of Recursion and Exscientia and the outlook for Recursion’s or Exscientia’s future businesses and financial performance such as delivering better treatments to patients, faster and at a lower cost; the discovery and translation of higher quality medicines more efficiently and at a higher scale; helping to enable a full-stack technology-enabled platform; allowing Recursion to more rapidly and effectively run SAR cycles during hit to lead optimization; generating the diverse chemistry to experimentally improve predictive maps; the number and timing of clinical program readouts over the next 18 months; the combined company’s first-in-class and best-in-class opportunities; potential for sales from successful programs with annual peak sales opportunities of over $1 billion each; potential for approximately $200 million in milestone payments over the next 24 months, and over $20 billion in revenue before royalties over the course of the partnerships; percentage of the combined company to be received by Exscientia shareholders; cash runway extending into 2027; the value of estimated annual synergies; implementing the combination through a UK scheme of arrangement; the expected closing of the transaction by early 2025; continuing to build the best example of the next generation of biotechnology companies; the plans for David Hallett, Ph.D. to join the combined company as Chief Scientific Officer; and many others. Such forward-looking statements are based on the current beliefs of Recursion’s and Exscientia’s respective management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; the inability to obtain Recursion’s stockholder approval or Exscientia’s shareholder approval or the failure to satisfy other conditions to completion of the proposed combination, including obtaining the sanction of the High Court of Justice of England and Wales to the Scheme of Arrangement, on a timely basis or at all, and the receipt of required regulatory approvals; risks that the proposed combination disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Recursion and Exscientia from their respective ongoing business operations; the ability of either Recursion, Exscientia or the combined company to retain key personnel; the ability to realize the benefits of the proposed combination, including cost synergies; the ability to successfully integrate Exscientia’s business with Recursion’s business, at all or in a timely manner; the outcome of any legal proceedings that may be instituted against Recursion, Exscientia or others since the announcement of the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the effect of economic, market or business conditions, including competition, regulatory approvals and commercializing drug candidates, or changes in such conditions, have on Recursion’s, Exscientia’s and the combined company’s operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development or launch of technology enabled drug discovery, and commercializing drug candidates; the risks of conducting Recursion’s and Exscientia’s business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; the ability to maintain technology-enabled drug discovery in the biopharma industry; and risks relating to the market value of Recursion’s Class A common stock to be issued in the proposed combination.

Other important factors and information are contained in Recursion’s most recent Annual Report on Form 10-K and Exscientia’s most recent Annual Report on Form 20-F, including the risks summarized in the section entitled “Risk Factors,” Recursion’s subsequent Quarterly Reports on Form 10-Q, Exscientia’s filing on Form 6-K filed May 21, 2024 and August 8, 2024, and each company’s other periodic filings with the SEC, which can be accessed at https://ir.recursion.com in the case of Recursion, http://investors.exscientia.ai in the case of Exscientia, or www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. Neither Recursion nor Exscientia undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.